Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
Artisan Partners Asset Management Inc.
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Class A Common Stock, par value $0.01 per share, reserved for issuance under the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan	Other	3,945,902	$32.3769	$127,755,877.1687	0.00011020	$14,078.70
Equity	Class A Common Stock, par value $0.01 per share, reserved for issuance under the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan	Other	133,134	$32.3769	$4,310,459.5479	0.00011020	$475.01
Total Offering Amounts					$132,066,336.7166		$14,553.71
Total Fee Offsets							-
Net Fee Due							$14,553.71

(1)This Registration Statement covers (A) 3,945,902 shares of Class A common stock ("Class A Common Stock”) of Artisan Partners Asset Management Inc. (the “Registrant”) reserved for issuance under the Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan (the "2023 Omnibus Plan") and 133,134 shares of Class A Common Stock reserved for issuance under the Artisan Partners Asset Management Inc. 2023 Non-Employee Director Plan (together with the 2023 Omnibus Plan, the “2023 Plans”) and (B) pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A Common Stock which become issuable under the 2023 Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Class A Common Stock.

(2)This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for shares of Class A Common Stock on May 31, 2023, as reported on the New York Stock Exchange.